Exhibit 23.0


                         [GRANT THORNTON LLP LETTERHEAD]



We have issued our report dated March 15, 2000, accompanying the consolidated financial statements of Laidlaw Global Corporation and Subsidiaries appearing in the 2000 annual report on Form 10-K for the year ended December 31, 1999, which are incorporated by reference in the registration statement on Form S-8. We consent to the incorporation by reference in the registration statement of the aforementioned report.


GRANT THORNTON LLP
/s/ Grant Thornton LLP
----------------------
New York, New York
November 8, 2000